Exhibit 2.1

Delaware	PAGE 1
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “TRANSCONTINENTAL GAS PIPE LINE CORPORATION” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “TRANSCONTINENTAL GAS PIPE LINE CORPORATION” TO “TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2008, AT 6:10 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2008.

	/s/ Harriet Smith Windsor

	Harriet Smith Windsor, Secretary of State
0425729 8100V	AUTHENTICATION:	7047635
081226256	DATE:	12-24-08
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:10 PM 12/23/2008
FILED 06:10 PM 12/23/2008
SRV 081226256 — 0425729 FILE
STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT
1.) The jurisdiction where the Corporation first farmed is Delaware.
2.) The jurisdiction immediately prior to filing this Certificate is Delaware.
3.) The date the corporation first formed is October 5, 1948.
4.) The name of the Corporation immediately prior to filing this Certificate is Transcontinental Gas Pipe Line Corporation.
5.) The name of the Limited Liability Company as set forth in the Certificate of Formation is Transcontinental Gas Pipe Line Company, LLC.
6.) The effective date of this conversion shall be December 31, 2008.
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22nd day of December A.D. 2008.

By:	/s/ La Fleur C. Browne
Authorized Person

Name: La Fleur C. Browne Print or Type